Exhibit 10.1

FIRST AMENDMENT

TO

DEALER MANAGER AGREEMENT

This First Amendment To Dealer Manager Agreement (the “Amendment”), effective as of this 19th day of July 2013, is entered into by and between Inland Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), and Inland Securities corporation, a Delaware corporation (the “Dealer Manager”).

WHEREAS, the Company and the Dealer Manager are parties to the Dealer Manager Agreement, dated October 18, 2012 (the “Agreement”);

WHEREAS, the Company and the Dealer Manager desire to amend Section 4(d) of the Agreement and Sections 4(c), 9(a) and 9(f) of Exhibit A to the Agreement, as set forth herein; and

WHEREAS, the board of directors of the Company, including a majority of the independent directors of the Company, approved the Amendment on the terms set forth herein as being fair and reasonable to, and in the best interest of, the Company.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree, as follows:

1. Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2. No Commissions in Respect of Special Sales. Section 4(d) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(d)	No Commissions in Respect of Special Sales. The Company will not pay the Selling Commissions in respect of Special Sales. For purposes of this Agreement, “Special Sale” shall mean: (i) the sale of Shares to each Soliciting Dealer and to any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Shares net of Selling Commissions for $9.30 per Share; (ii) Shares credited to an investor as a result of a volume discount; (iii) the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. The Marketing Contribution will, however, be paid and may be reallowed in respect of any Special Sales.

3. No Commissions in Respect of Special Sales. Section 4(c) of Exhibit A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

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(c)	No Commissions in Respect of Special Sales. No Selling Commission or Marketing Contribution shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates, or the sale of Shares to Inland Securities Corporation or any of its or the Company’s directors, officers, employees or affiliates. You shall not be entitled to receive any compensation attributable to any of these purchase(s). You acknowledge and agree that all sales of Shares described in this Section 4(c) shall comply, and be made in accordance, with the rules of FINRA, specifically including, but not in any way limited to, FINRA Rule 5130 therein.
No Selling Commission shall be payable in connection with Special Sales. For purposes of this Agreement, “Special Sale” shall mean: (i) the sale of shares to each Soliciting Dealer and to any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Shares net of Selling Commissions for $9.30 per Share; (ii) Shares credited to an investor as a result of a volume discount; (iii) the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. The Marketing Contribution will, however, be paid and may be reallowed in respect of any Special Sales. You acknowledge and agree that all sales of Shares described in the foregoing paragraph of this Section4(c) shall comply, and be made in accordance, with the rules of FINRA, specifically including, but not in any way limited to, FINRA Rule 5130 therein.

4. Indemnification. The last sentence of Section 9(a) of Exhibit A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

We and the Company shall reimburse the Soliciting Dealer Indemnified Parties for any reasonable legal or other expenses reasonably incurred by the Soliciting Dealer Indemnified Parties, in connection with investigating or defending any loss, claim, damage, liability or action.

5. Indemnification. The reference to Section 11 in the first sentence of Section 9(f) of Exhibit A to the Agreement is hereby amended by deleting it in its entirety and replacing it with a reference to Section 9.

6. Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

7. Counterparts. The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment, effective as of the date first written above.

Inland Real Estate Income Trust, Inc., a Maryland corporation

By:	/s/ JoAnn M. McGuinness
Name:	JoAnn M. McGuinness
Title:	President

Inland Securities Corporation, a Delaware corporation

By:	/s/ Roberta S. Matlin
Name:	Roberta S. Matlin
Title:	Vice President

Signature Page – Amendment to Dealer Manager Agreement

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